Exhibit 15.5

Eur Ing John Warwick C Eng

Phoenix Mining Consultants Ltd.

2nd Floor, Fairbank House

27 Ashley Road

Altrincham

Cheshire, WA14 2DP

United Kingdom

CONSENT OF QUALIFIED PERSON

Phoenix Mining Consultants Ltd. (“PMC”), in connection with Mechel PAO’s (the “Issuer”) Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Form 20-F”), does hereby consent to:

•	the public filing by the Issuer and use of the following Technical Report Summaries entitled

•	SEC S-K 1300 Technical Report Summary of the Yakutugol Coal Mining Assets of Mechel PAO, Yakutia, Russia;

•	SEC S-K 1300 Technical Report Summary of the Southern Kuzbass Coal Mining Assets of Mechel PAO, Kuzbass, Russia;

•	SEC S-K 1300 Technical Report Summary of the Sivaglinskoye Field Exploration Iron Ore Project of Mechel PAO, Yakutia, Russia; and

•	SEC S-K 1300 Technical Report Summary of the Korshunovsky Iron Ore Mining Assets of Mechel PAO, Irkutsk, Russia

with an effective dates of July 1, 2021 and dated March 21, 2022, (the “Technical Report Summaries”) that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Form 20-F;

•	the use and references to PMC, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 20-F or any amendment thereto and any such Technical Report Summary; and

•	any extracts from or a summary of the Technical Report Summaries in the Form 20-F and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by PMC, that it supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F.

PMC is responsible for authoring, and this consent pertains to, the Technical Report Summaries. PMC certifies that it has read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

Phoenix Mining Consultants Limited

2nd Floor, Fairbank House, 27 Ashley Road, Altrincham, Cheshire, WA14 2DP, United Kingdom

Tel: +44 7747 604317 Email: john.warwick@phoenixminingconsultants.com

Registered in England Company Number 8374576

Mechel PAO Russian Federation

Dated this 18th day of April, 2022.

/s/ John S Warwick

John S Warwick B Sc (Hons) FIMMM, C Eng, Eur Ing

Managing Director

Phoenix Mining Consultants Ltd

Mechel PAO Pmc Consent Letter Signed 21-04-22	Phoenix Mining Consultants Ltd April 2022